Exhibit 10.15

COMVERGE TECHNOLOGIES, INC.

NOTICE OF ANTI-DILUTION STOCK OPTION GRANT

You have been granted the following option (“Option”) to purchase Common Stock of Comverge Technologies, Inc. (the “Company”):

Name of Optionee:	Frank A. Magnotti

Number of Shares Subject to Option:	30,250

Type of Option:	Nonstatutory Anti-Dilution Stock Option

Exercise Price Per Share:	$1.31

Date of Grant:	November 13, 2001

Date Exercisable:	The Option is not currently fully exercisable. The Option will become exercisable (subject to the limitations set forth in the attached Stock Option Agreement), on a cumulative basis, as follows (i) with respect to one-third of the shares subject thereto on July 1, 2002; (ii) with respect to one-third of the shares subject thereto on July 1, 2003; and (iii) with respect to one-third of the shares subject thereto on July 1, 2004.

Right of Repurchase:	None.

Non-Competition:	During Service and for 12 months after any termination of Service.

Term/Expiration Date:	November 12, 2011

By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the 2000 Stock Plan and the Stock Option Agreement, both of which are attached to and made a part of this document.

OPTIONEE:	COMVERGE TECHNOLOGIES, INC.

/s/ Frank A. Magnotti	/s/ Robert M. Chiste
Frank A. Magnotti	Robert M. Chiste
Chief Executive Officer